UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2018

GASTAR EXPLORATION INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35211	38-3531640
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1331 LAMAR STREET, SUITE 650
HOUSTON, TEXAS 77010
(Address of principal executive offices)

(713) 739-1800

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignations

On July 20, 2018, Ronald D. Scott and Nathan W. Walton notified Gastar Exploration Inc. (the “Company”) of their resignations from the board of directors (the “Board”) of the Company, effective immediately.  Neither Mr. Scott’s nor Mr. Walton’s resignation results from any disagreement with the Company regarding any matter related to the Company’s operations, policies or practices.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

In May 2018, the Board appointed Jerry Schuyler, Randolph Coley and Harry Quarls to serve as the members of a committee of the Board (the “Strategy Committee”) to explore strategic alternatives for the Company.  In addition, the Company has retained Kirkland & Ellis LLP, as legal advisor, and Perella Weinberg Partners L.P., as financial advisor, to advise the Company and assist in analyzing and evaluating financial, transactional, and strategic alternatives, including a potential restructuring of the Company’s balance sheet.

As disclosed in Amendment No. 4 to the Schedule 13D filed by AF V Energy I AIV B1, L.P. and certain of its affiliates (collectively, “Ares”), on July 20, 2018, Ares delivered a non-binding preliminary term sheet (the “Term Sheet”) to the Company proposing that the Company consider a sale of the Company or other potential restructuring transaction.  At this time, the Company and its advisors are considering the Term Sheet and evaluating alternatives for recommendation to the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2018	GASTAR EXPLORATION INC.

	By:	/s/ Michael A. Gerlich
Michael A. Gerlich
Senior Vice President and Chief Financial Officer